Report of Independent Accountants

To the Board of Trustees and Shareholders of STI Classic Funds

In planning and performing our audit of the financial statements of Classic Institutional
Short-Term Bond Fund, Classic Institutional Super
Short Income Plus Fund, Classic Institutional
U.S. Government Securities Super Short Income
Plus Fund, Classic Institutional Cash Management
Money Market Fund, Classic Institutional U.S.
Government Securities Money Market Fund, Classic
Institutional U.S. Treasuries Securities Money
Market Fund, STI Classic Prime Quality Money
Market Fund, STI Classic Tax-Exempt Money Market
Fund, STI Classic U.S. Government Securities
Money Market Fund, STI Classic U.S. Treasury Money
Market Fund, STI Classic Virginia Tax-Free Money
Market Fund, STI Classic Florida Tax-Exempt Bond
Fund, STI Classic Georgia Tax-Exempt Bond Fund,
STI Classic High Income Fund, STI Classic Investment
Grade Bond Fund, STI Classic Investment Grade
Tax-Exempt Bond Fund, STI Classic Limited-Term
Federal Mortgage Securities Fund, STI Classic
Maryland Municipal Bond Fund, STI Classic Short-Term
Bond Fund, STI Classic Short-Term U.S. Treasury
Securities Fund, STI Classic Strategic Income
Fund, STI Classic U.S. Government Securities Fund,
STI Classic Virginia Intermediate Municipal Bond
Fund, STI Classic Virginia Municipal Bond Fund,
STI Classic Balanced Fund, STI Classic Capital
Appreciation Fund, STI Classic Growth and Income
Fund, STI Classic Information and Technology Fund,
STI Classic International Equity Fund, STI Classic
International Equity Index Fund, STI Classic Life
Vision Aggressive Growth Fund, STI Classic Life
Vision Growth and Income Fund, STI Classic Life
Vision Moderate Growth Fund, STI Classic Mid-Cap
Equity Fund, STI Classic Mid-Cap Value Equity Fund,
STI Classic Small Cap Growth Stock Fund, STI
Classic Small Cap Value Equity Fund, STI Classic
Tax Sensitive Growth Stock Fund, STI Classic Value
Income Stock Fund and STI Classic Vantage Fund
(constituting the STI Classic Funds, hereinafter referred to as the "Trust") for the period ended
May 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2002.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 15, 2002